Consent of Independent Registered Public Accounting Firm

Continental Fuels, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the S-8 Registration Statement of our report dated March 22, 2007, relating to the consolidated financial statements of Continental Fuels, Inc. (formerly Coronado Industries, Inc.) appearing in the Company’s Annual
Report on Form 10-KSB for the year ended December 31, 2007,

Semple, Marchal & Cooper, LLP Phoenix, Arizona
May 19, 2008

INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE